SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 23, 2001



                            WESCO International, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                    001-14989              25-1723345
 ----------------------------        --------------        -----------------
 (State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)              File Number)          Identification No.)


                       Commerce Court,
              Four Station Square, Suite 700
                  Pittsburgh, Pennsylvania                     15219
         ----------------------------------------            ----------
         (Address of principal executive offices)            (Zip code)


       Registrant's telephone number, including area code: (412) 454-2200




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Item 5.  Other Events.

         On August 23, 2001, WESCO Distribution, Inc. (the "Company"), a wholly-owned subsidiary of WESCO International, Inc., completed an offering of $100,000,000 in aggregate principal amount of senior subordinated notes due 2008. The notes were issued with an issue price of 90.142%. The notes are unconditionally guaranteed by WESCO International, Inc.

         The net proceeds received by the Company from the offering were approximately $87.6 million after deducting the initial purchasers' discount and before offering expenses. The net proceeds were used to repay a portion of the outstanding indebtedness of the Company under its revolving credit facility.

         The notes offered have not been registered under the Securities Act of 1933 or the securities laws of any other jurisdiction and may not be offered or sold absent registration or an exemption from any applicable registration requirements.

Item 7.  Financial Statements and Exhibits.

         (a)   Financial Statements of businesses acquired.

               Not applicable.

         (b)   Pro forma financial information.

               Not applicable.

         (c) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

               None.




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

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WESCO INTERNATIONAL, INC.




Dated:  August 27, 2001                     By: /s/ Stephen A. Van Oss
                                                ---------------------------
                                                Stephen A. Van Oss
                                                Chief Financial Officer






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